EXHIBIT (a)(1)(iv)

                              LETTER OF INFORMATION

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            ELMER'S RESTAURANTS, INC.

             NOT OWNED BY THE STOCKHOLDERS OF ERI ACQUISITION CORP.

                                       AT

                                 $7.50 PER SHARE

                                       BY

                              ERI ACQUISITION CORP.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                   EASTERN STANDARD TIME, ON FEBRUARY 2, 2005,
                          UNLESS THE OFFER IS EXTENDED

                                   ----------

   TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

         We have been engaged by ERI ACQUISITION CORP. a newly formed Oregon corporation ("Purchaser") controlled by Bruce N. Davis ("Mr. Davis"), Chairman of the Board and President of Elmer's Restaurants, Inc. ("Elmer's" or the "Company"), William W. Service, a director and the former Chief Executive
Officer of the Company, Thomas C. Connor, Corydon H. Jensen, Jr., Dennis M. Waldron, Richard C. Williams and Donald W. Woolley, each of whom is a member of the Company's board of directors, Linda Ellis-Bolton, Karen K. Brooks, Richard
P. Buckley, David D. Connor, Stephanie M. Connor, Debra A. Woolley-Lee,  Douglas
A. Lee, David C. Mann, Sheila J. Schwartz, Gerald A. Scott, a Vice President of the Company, Gary N. Weeks, Gregory W. Wendt, Dolly W. Woolley, and Donna P. Woolley, (individually, a "Continuing Shareholder" and collectively referred to herein as the "Continuing Shareholders"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, no par value per share of Elmer's (the "Shares") not currently owned by the Continuing Shareholders, at $7.50 per Share, in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2004, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of












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your clients for whose  accounts you hold Shares  registered  in your name or in the name of your nominee.

         For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.       The Offer to Purchase, dated December 20, 2004.

         2. The Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

         3. The Notice of Guaranteed Delivery to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

         4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on substitute form W-9.

         6. A return envelope addressed to the Depositary (as defined below).

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FEBRUARY 2, 2005, WHICH DATE MAY BE EXTENDED.

         Please note the following:

         1.       The tender price is $7.50 per share, in cash without interest.

         2. The Offer is being made for all outstanding Shares not owned by the Continuing Shareholders.

         3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME ON FEBRUARY 2, 2005, WHICH DATE MAY BE EXTENDED.












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
         4. The Offer is conditioned on, among other things, the tender in this Offer of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding Elmer's common stock (the "Minimum Tender Condition"), which would also mean that at least a majority of the total outstanding shares that are not owned by the Continuing Shareholders or the other executive officers and directors of Elmer's had been tendered (the "Majority of the Minority Condition"). In no event may the Majority of the Minority Condition be waived. However, Purchaser reserves the right, in its sole discretion, to waive the Minimum Tender Condition. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See the sections titled "The Offer--Section 1. Terms of the Offer; Expiration Date" and "The Offer--Section 11. Certain Conditions of the Offer" in the Offer to Purchase. Neither the Company's Board of Directors nor a special committee of the Company's Board of Directors has recommended that shareholders unaffiliated with Purchaser or the Continuing Shareholders tender their Shares in the Offer.

         5. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to OTR, Inc. as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

         6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of
                  (a) certificates evidencing such Shares, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering holders may be paid at different times depending upon when certificates for shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE
















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                  PURCHASE  PRICE OF THE TENDERED  SHARES BE PAID BY  PURCHASER,
                  REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         In order to take advantage of the Offer, certificates for all tendered Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

         Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot deliver all required documents to the Depositary prior to the expiration date, may tender such shares by following the procedures for guaranteed delivery set forth in the Offer to Purchase in the section titled "The Offer--Section 3. Procedures For Tendering Shares."

         Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer (other than the Depositary and Information Agent fees as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         Questions and requests for additional copies, at Purchaser's expense, of the enclosed material may be directed to the Information Agent for the Offer, at OTR, Inc., Attn: Robert Roach, 1000 SW Broadway, Suite 920, Portland, Oregon 97205, or call (503) 225-0375.

                                           Very truly yours,



                                           OTR, INC.





         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF PURCHASER, ANY MEMBER OF THE CONTINUING SHAREHOLDERS, ELMER'S, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENT CONTAINED THEREIN.








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